                                    EX-10
                  Exhibit 10.10.1 Saturn Retailer Agmt


                               EXHIBIT 10.10.1

                                   PART ONE

                  MISSION, PHILOSOPHY, VALUES AND FRAMEWORK
                     OF RETAILER-FRANCHISOR RELATIONSHIP

              Saturn Distribution Corporation Retailer Agreement

      This Agreement,  effective the _____ day of  _________________,  199___, is entered into by Saturn Distribution Corporation (the Franchisor), a wholly owned subsidiary of Saturn Corporation (Saturn), and
_______________________________________________.

      (__________)      a proprietorship;

      (__________) a partnership;

      (__________) a limited liability company

      (__________) a corporation, incorporated in the State of

      ___________________ on __________________________, located in ___________________, __________________________ (the Retailer).

      Purposes of the Agreement

      The principal purposes of this Agreement are to:

      A. affirm the commitment of the Retailer and the Franchisor to adhere to the Saturn Philosophy and Values, and achieve the Saturn Mission;

      B.    identify  the   framework   within  which  the  Retailer  and  the
Franchisor will jointly act to fulfill their commitments to each other;

      C     authorize the Retailer to sell and service Saturn  Products and to represent itself as a Saturn Retailer, and

      D. identify other commitments, rights and responsibilities of the Retailer and the Franchiser.

      1.    Retailer Commitment to the Saturn Mission, Philosophy and Values

            Retailers represent Saturn's products and brand to the public. Therefore, it is essential to the success of Saturn, the Franchisor and the Retailers that each Retailer understand, embrace and promote both the letter and the spirit of the Saturn Mission, Philosophy and Values as set forth below.

            The Retailer and the Franchisor can conduct their relationship with trust and respect only if both the Retailer and the Franchisor work in an open, fair and cooperative manner. Both the Retailer and the Franchisor are dependent upon each other for maintaining this unique working relationship.

            The Retailer therefore agrees to adhere to the Saturn Philosophy and Values in conducting its franchised business, and to work jointly with the Franchisor and Saturn, within the framework identified in this Agreement, to accomplish the Saturn Mission. The Retailer acknowledges that the success of Saturn, the Franchisor, other Retailers and its suppliers is dependent on the Retailer fulfilling this commitment. Consistent with the Saturn Philosophy, the Retailer pledges to maintain the highest ethical standards in all activities.

      2.    Saturn Mission

            Saturn's Mission is to market vehicles developed and manufactured in the United States that are world leaders in quality, cost and customer enthusiasm through the integration of people, technology and business systems and to exchange knowledge, technology and experience throughout General Motors. Achieving this Mission is dependent in part upon the development and maintenance of a network of authorized Retailers working together with the Franchisor to build and maintain customer confidence in the Retailer and Saturn.

      3.    Saturn Philosophy

            We, the Saturn team, in concert with the UAW and General Motors, believe that meeting the needs of customers, Saturn members, suppliers, Retailers and neighbors is fundamental to fulfilling our Mission. To meet the needs of Retailers, the Franchisor will conduct business in an open and fair manner, and will share responsibility and decision making with Retailers in the manner specified in this Agreement to further the spirit of trust and respect that is critical to the relationship.

      4.    Values

            The Saturn Values direct the way the Retailer and the Franchiser can reach their shared goals. The Saturn Values, as set forth below, focus on exceeding customer expectations and on establishing a positive work environment for Saturn team members.

            A.    Commitment to Customer Enthusiasm

                  We continually exceed the expectations of internal and external customers for products and services that are world leaders in cost, quality and customer enthusiasm. Our customers know that we really care about them.

            B.    Commitment to Excel

                  There is no place for mediocrity and halfhearted efforts at Saturn. We accept responsibility, accountability and authority for overcoming obstacles and reaching beyond the best. We choose to excel in every aspect of our business, including return on investment.

            C.    Teamwork

                  We are dedicated to singleness of purpose through the effective involvement of team members, suppliers, Retailers, neighbors and other stakeholders. A fundamental tenet of our philosophy is the belief that effective teams engage the talents of individual members while encouraging team growth.

            D.    Trust and Respect for the Individual

                  We have nothing of greater value than our people. We believe that demonstrating respect for the uniqueness of every individual builds a team of confident, creative members possessing a high degree of initiative, self-respect and self-discipline.

            F.    Continuous Improvement

                  We know that sustained success depends on our ability to continually improve the quality, cost and timeliness of our products and services. We are providing opportunity for personal, professional, and organizational growth and innovation for all Saturn stakeholders.

      5.    Shared Responsibility

            In consideration of the Retailers' commitments, and to ensure that the relationship between the Retailers and the Franchisor remains mutually satisfactory, the Franchisor has put into place mechanisms that allow Retailers to contribute collectively to decisions that significantly affect Retailers' business. Retailer involvement is provided through two principal mechanisms: the Franchise Operations Team and the Franchise Task Forces.

            A.    Franchise Operations Team

                  The Franchise Operations Team (FOT) is made up of an equal number of Saturn Retailer Operators and Franchiser representatives. The FOT shall exercise the responsibilities specified in this Agreement. The selection of FOT members, their terms of service and the manner in which the FOT carries out its responsibilities are pursuant to procedures adopted by the FOT.

                  The FOT uses a consensus decision-making process, described in the FOT New Member Training Manual. The Retailer Operators serving on the FOT will be trained in this process.

            B.    Franchise Task Forces

                  The FOT may establish Franchise Task Forces to assist in the performance of its responsibilities if it concludes the input of additional Retailer Operators, Retail team members and Saturn representatives would be helpful. Franchise Task Forces make recommendations to the FOT unless the Franchise Task Force is empowered by the FOT to make a decision. FOT shall retain authority to modify or change Franchise Task Force decisions. The FOT will determine the membership of each Franchise Task Force, as well as the scope and duration of its assignment. A representative from the FOT will serve as a champion of each Franchise Task Force.

      6.    Dispute Resolution Process

            A.    Exclusive Remedy

                  The Retailer and the Franchiser believe their mutual commitments to the Saturn Mission, Philosophy and Values, together with the mechanisms for sharing responsibility described in Article 5, should minimize the potential for disputes. Nonetheless, some disputes may occur that cannot be resolved in the normal course of business.

                  The Retailer and the Franchisor acknowledge that, at the state and federal levels, various courts and agencies would, in the absence of this Article 6, be available to them to resolve claims or controversies that might arise between them. The Retailer and the Franchisor agree that it is inconsistent with the Saturn Mission and Philosophy for either the Retailer or the Franchiser to use courts or governmental agencies to resolve such claims or controversies.

                  THEREFORE, CONSISTENT WITH THE PROVISIONS OF THE UNITED STATES ARBITRATION ACT (9 U.S.C Section I et seq.), THE RETAILER AND THE FRANCHISOR AGREE THAT THE DISPUTE RESOLUTION PROCESS OUTLINED IN THIS ARTICLE, WHICH INCLUDES BINDING ARBITRATION, SHALL BE THE EXCLUSIVE MECHANISM FOR RESOLVING ANY CONTROVERSY OR CLAIM BETWEEN THEM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ITS CREATION OR TERMINATION.

                  There  are two  steps  in the  Dispute  Resolution  Process:
Mediation and Binding Arbitration. All controversies or claims must be submitted to Mediation, unless that step is waived by written agreement of the parties. If Mediation does not resolve the dispute to their mutual satisfaction, then the Retailer or the Franchiser may submit the dispute to Binding Arbitration.

                  Mediation and Arbitration are each conducted by a panel consisting of two Franchiser Representatives and two Retailer Operators selected from a pool of volunteers approved by the FOT and trained to serve in the Dispute Resolution Process. The Retailer and the Franchisor agree that the procedures contained in the Retailer/Saturn Dispute Resolution Guide, as may be modified from time to time by the FOT, shall govern Mediation and Arbitration under this Article.

            B.    Mediation

                  Either the Retailer or the Franchiser can submit to Mediation a claim or controversy between them that arises out of or relates to the Retailer Agreement. The Mediation Panel will evaluate each position and recommend a solution. The recommended solution is not binding.

            C.    Binding Arbitration

                  If a claim or controversy arising out of or relating to this Agreement has not been resolved after Mediation or if the Retailer and the Franchisor have agreed in writing to waive Mediation, then the claim or controversy will be settled by Binding Arbitration in accordance with the procedures in the Retailer/Saturn Dispute Resolution Guide. All awards of the arbitration are binding and non-appealable except as otherwise provided in the United States Arbitration Act. Judgment upon any award rendered by the arbitrators may be entered and enforced in any court having jurisdiction.

                                    PART TWO

                                 RIGHTS GRANTED

      7.    Authorized Retailer

            The Retailer has presented the Franchisor with information regarding its qualifications to be appointed a Saturn Retailer. The Retailer, its Retailer Operator and Investors have been evaluated and found to satisfy the Franchisor's standards.

            The Retailer has also presented to the Franchiser a Marketing Area Plan ("MAP"), stating the Retailer's proposal to develop and operate facilities in a specified Marketing Area to promote, sell and service Products. The Franchiser has accepted this MAP.

            In reliance upon the Retailer's representations, and on its expressed commitment to the Mission, Philosophy and Values, the Franchisor grants the Retailer a nonexclusive right to:

                  a) buy new Motor Vehicles distributed for resale by Saturn and identified in any Saturn Motor Vehicle Addendum and related Parts and Accessories; and

                  b) identify itself as an authorized Saturn Retailer in the manner and at the location(s) approved by the Franchisor.

            The Retailer accepts the rights granted and agrees to fulfill its obligations under this Agreement.

      8.    Retailer Operator

            A.    Personal Qualifications

                  The Franchisor is entering into this Agreement in reliance on the qualifications and capabilities of the person identified in Article 25 as "Retailer Operator," on that person's commitment to the Mission,
Philosophy and Values, and on the Retailer's assurance that the personal services of the Retailer Operator will be provided in the overall management of the franchised business.

            B.    Management Responsibility

                  Both  the  Retailer  and  the  Franchiser   agree  that  the
Retailer Operator must have the sole authority to exercise management control of the Retailer.

                 The Retailer's MAP describes the ownership of the Retailer and any arrangements necessary to comply with this Article.

            C.    Ownership Requirement

                  The   Retailer   Operator   will   have  and   maintain   an
unencumbered ownership interest in the Retailer of at least 10 percent at all times.

      9.    Retailer Investor

           The Franchisor is entering into this Agreement in reliance on the qualifications of the person(s) identified in Article 25 as "Retailer Investor(s)." Retailer investor candidates with previous retail automotive operating or management experience must participate in a selection process to demonstrate qualification under the Franchisor's Retailer Selection Criteria. Retailer investor candidates without previous automotive or management experience must complete an investor questionnaire for review and approval by the Franchisor.

      10.   Term

            If the Retailer continues to meet all conditions and fulfill its obligations and responsibilities under this Agreement, this Agreement will not expire until the first to occur of the following:

                  a) a superseding form of Retailer Agreement, recommended by FOT pursuant to Article 24L, is executed;

                  b) 90 days after such superseding form of Retailer Agreement is presented to the Retailer for execution; or

                  c) 90 days following the death or incapacity of the Retailer Operator, whichever occurs first.

            If this Agreement is to expire because of the death or incapacity of the Retailer Operator, the Retailer may request a deferral of the effective date of expiration to assist in winding up its franchised business or to provide for a transfer of assets or ownership previously approved under
Article 20.

            The request must be made at least 30 days prior to the effective date of expiration, and the Franchiser will not unreasonably refuse to grant any necessary extension.

      11.   Authorized Locations and Marketing Area Rights

            A.    Retailer's Marketing Area

                  The Retailer has been furnished with a "Notice of Retailer's Marketing Area." The Retailer is responsible for effectively selling, servicing and otherwise representing Saturn Products in its Marketing Area. The Retailer agrees to conduct Saturn Retail Facility
Operations only from approved locations within its Marketing Area. The Retailer's Marketing Area Plan as described in Article 15 specifies Retailer's approved location(s) and facility(ies). Where applicable, the Retailer will establish additional facilities in the time and manner agreed to by the Retailer and the Franchiser in the MAP.

                  1)    Facility Design and Appearance

                              Saturn's    Mission    to   exceed    customers'
expectations can be furthered if Retailers' facilities are instantly identifiable and share a consistent architectural design and environment. Accordingly, the Retailer agrees to purchase Franchiser's Retail Environmental Design Package and to provide retail facilities consistent with that Package. The Retailer also agrees to review all proposed facility plans with the Franchisor and to obtain the Franchisor's approval before committing to any construction or purchase.

                              Additionally,  the Retailer  pledges to properly
maintain its facilities so that they promote and reinforce the unique Saturn image. The Retailer agrees to make any facility modifications approved by the FOT. The Retailer agrees not to make any facility modifications that affect the appearance or function of its facilities without the Franchiser's prior written authorization.

                  2)    Exclusive Use

                              The   Retailer   agrees   to  use   all   Saturn
facilities (including the individual sites approved by Saturn) exclusively for conducting Saturn Retail Facilities Operations. The Retailer agrees to conduct from each location only those Retail Facility Operations authorized in the MAP for such location.

            B.    Marketing Area Rights

                  The Retailer will devote its full efforts to developing its Marketing Area. Consequently, the Retailer agrees not to engage, either directly or indirectly, in any of the activities contemplated by this Agreement from any locations outside of its Marketing Area.

                  If the Retailer meets its obligations under the MAP and this Agreement, then the Franchiser will not authorize any other Retailer to establish a Saturn retail facility in the Retailer's Marketing Area. If the Retailer fails to develop its Marketing Area according to its MAP, then the Franchisor may terminate this Agreement for failure of performance under
Article 21 or restructure the Retailer's Marketing Area and reassign any areas necessary to achieve the maximum potential development of the Marketing Area.

                                   PART THREE

               PRODUCT AND PERFORMANCE STANDARDS RESPONSIBILITIES

      12. Retailer's Responsibility to Promote, Sell and Service Saturn Products and Adhere to Brand Critical Standards

            A.  Responsibility to Promote and Sell

            1) The Retailer agrees to effectively promote and sell both the purchase and the use (including rental and leasing) of Saturn Products to customers located in its marketing Area. The Franchiser will review annually the Retailer's performance of this obligation, in conjunction with the Marketing Area Plan as described in Article 15.

            2) The Retailer is authorized to sell new and unused Motor Vehicles only to:

                  a) customers who purchase for personal use or for a primary business use other than resale,

                  b)    other Saturn Retailers, and

                  c)    Saturn.

            3) The Retailer agrees to offer for sale Saturn Service Plan Products to all customers who purchase or lease new Saturn vehicles, and used Saturn vehicles if they are eligible for a Saturn Service Plan. The Retailer may, in addition, offer customers the option of choosing a non-Saturn service contract (or insurance coverage) provided:

                  a) the non-Saturn service contract or insurance meets or exceeds quality standards adopted by FOT, and

                  b) the Retailer discloses to the customer in writing that the non-Saturn service contract (or insurance) is not marketed or warranted by Saturn, and the coverage is not provided by Saturn or an affiliate and may not be honored by other Saturn Retailers. The form of the disclosure will be approved by FOT.

            4) The Retailer is authorized to sell Saturn Products only to customers located in the United States. The Retailer agrees not to sell
Saturn Products for resale or use outside the continental United States, Alaska and Hawaii.

            B.    Responsibility to Service

                  The manner in which Retailers service Saturn Motor Vehicles is important to maintaining the Saturn brand image, and to securing and growing a loyal customer base.

                  Therefore,   the   Retailer   agrees  to  provide   quality,
courteous, convenient, prompt, efficient, respectful and professional service to owners of Motor Vehicles, regardless of where the vehicles were purchased.

                  All service will be performed in accordance with this Agreement and the Saturn Service Policies and Procedures Manual, as modified from time to time, which is incorporated into this Agreement by reference.

            C.    Responsibility to Adhere to Brand Critical Standards

                  Saturn's brand image has been achieved through a consistent, outstanding customer experience. Protecting the Saturn brand and achieving Saturn's goal to be the industry leader in customer enthusiasm requires that all Retailers adhere to consistent standards in conducting their operations.

                  FOT may designate a particular standard as a Brand Critical Standard when it pertains to matters deemed by FOT to be particularly vital to the strength of the Saturn brand, or protecting the reputation and goodwill of the Franchisor, Saturn and other Saturn Retailers.

                  The Retailer agrees to adhere to Brand Critical Standards approved by FOT. The Retailer Standards Manual, which is incorporated into this Agreement by reference, defines these Brand Critical Standards and will be reviewed annually, or more often if deemed necessary by FOT, for potential modifications.

      13.   Sale of Products to Retailer

                  A.    Sale of Saturn Motor Vehicles to Retailers

                  The Franchisor has provided the Retailer with a Saturn Motor Vehicle Addendum specifying the current model types or series of new Motor Vehicles that the Retailer may purchase. The Franchisor may change the Saturn Motor Vehicle Addendum at any time by furnishing the Retailer with a superseding Saturn Motor Vehicle Addendum.

                  The Franchisor will make every effort to allocate new Motor Vehicles among Retailers in a fair and equitable manner. The allocation method used will be reviewed by the FOT and will provide the Franchisor discretion in exercising business judgment to achieve fairness and equity.

                  B.    Sale of Parts and Accessories to Retailers

                  Parts and Accessories are any new or remanufactured automotive parts and accessories that are marketed by Saturn and listed either in the current "Retailer Parts and Accessories Price Schedules" or in supplements furnished to the Retailer.

                  Parts and Accessories will be sold to Retailers by the Franchisor, Saturn or other suppliers designated by the Franchiser. All orders for Saturn Parts and Accessories will be submitted and processed according to the written procedures established by the Franchisor, Saturn or other designated suppliers.

                  To support the focus of marketing Parts and Accessories primarily within a Retailer's Marketing Area, Saturn reserves the right to exercise its best business judgment in allocating Parts and Accessories to Retailers.

            C.    Prices and Other Terms of Sale

                  1)    For Motor Vehicles:

                        a) Prices, destination charges and other terms of sale applicable to purchases of new Motor Vehicles will be those established according to the "Vehicle Terms of Sale Bulletin" furnished to the Retailer.

                        b) Prices, destination charges and other terms of sale may be changed at any time. Changes will apply only to Motor Vehicles not shipped at the time changes are effective.

                        c) If there is an increase in the price charged to the Retailer for a Motor Vehicle or for any optional equipment or transportation charge during a model year; such increase will not apply to bona fide sold orders that were submitted before the Franchisor notifies the Retailer of the price increase.

                        d) The Retailer will receive written notice of any price increase before any Motor Vehicle to which such increase applies is shipped except for initial prices for a new model year or for any new model or body type.

            2)    For Saturn Parts and Accessories:

                        a) Prices and other terms of sale applicable to Parts and Accessories will be those established according to the "Parts and Accessories Terms of Sale Bulletin" furnished to the Retailer.

                        b) These prices and other terms of sale may be changed at any time. Sales to Retailers will be made at the Retailer price in effect at the order commitment date.

                        c) Such changes apply to Parts and Accessories not shipped at the time the changes are effective.

            D.    Inventory

                  1)    Motor Vehicle Inventory.

                        The Retailer recognizes that customers expect to have a reasonable quantity and variety of current model Motor Vehicles in inventory. Accordingly, the Retailer agrees to stock and sell, subject to any supply restrictions, all models and series of current Motor Vehicles identified in the Motor Vehicle Addendum.

                  2)    Parts and Accessories:

                        The Retailer also agrees to stock sufficient Parts and Accessories to:

                        a)    perform warranty repairs and policy adjustments,

                        b) meet the demands of its customers primarily within its Marketing Area, and

                        c)    meet  the  "same  day"  availability   standards
approved by the FOT.

            E.    Warranties on Products

                  Saturn warrants the new Motor Vehicles and Parts and Accessories (Products) that it produces. The warranties are explained in documents provided with these Products and in the Saturn Service Policies and Procedures Manual. Franchisor (Saturn Distribution Corporation) does not warrant products.

                  EXCEPT AS OTHERWISE PROVIDED BY LAW, THE WRITTEN SATURN WARRANTIES ARE THE ONLY WARRANTIES APPLICABLE TO NEW PRODUCTS. WITH RESPECT TO RETAILERS, SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR LIABILITIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY LIABILITY FOR COMMERCIAL LOSSES BASED UPON NEGLIGENCE OR MANUFACTURER'S STRICT LIABILITY. EXCEPT AS MAY BE PROVIDED UNDER AN ESTABLISHED SATURN PROGRAM OR PROCEDURE, SATURN NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OTHER OBLIGATION OR LIABILITY IN CONNECTION WITH PRODUCTS, AND SATURN'S MAXIMUM LIABILITY IS TO REPAIR OR REPLACE THE PRODUCT.

                  Any Parts and Accessories sold by to the Retailer by a designated supplier are not warranted by Saturn or the Franchisor and are warranted only as specified by the supplier.

      14.   Service of Products

            A.    Service for Which Franchisor Pays

                  1)    New  Saturn  Vehicle   Predelivery   Inspections   and
Adjustments

                              The  delivery  condition  of a  new  vehicle  is
important to customer enthusiasm. Therefore, the Retailer agrees to perform all predelivery inspections and adjustments on each new Motor Vehicle and to verify the completion of these inspections and adjustments according to the procedures established in the Saturn Service Policies and Procedures Manual.

                  2)    Warranty Repairs and Special Policy Adjustments

                        The Retailer agrees to:

                        a) perform all required warranty repairs on each qualified Motor Vehicle both at the time of predelivery service and when requested by owner,

                        b) perform any special policy adjustments approved by Franchisor, and

                        c) give the owner a copy and explanation of the repair document reflecting all services performed and an explanation of those services when the vehicle is returned to the owner.

                  3)    Campaign Inspections and Corrections

                              The   Retailer   agrees  to  find  and   correct
suspected factory conditions on Products that the Franchisor has identified. The Retailer will also ensure that, prior to sale, all campaign actions and corrections have been made on all new and used Saturn Motor Vehicles in its inventory, and will follow up on Products on which campaigns are outstanding.

                  4) Payment for Predelivery Adjustments, Warranty and Campaign Work

                              For  the  Retailer's  performance  of  services,
predelivery adjustments, warranty repairs, special policy adjustments, and campaign inspections and corrections, the Franchisor will provide or pay the Retailer for the Parts and other materials required and will pay the Retailer a fair amount for Labor. Payment will be made according to policies in the Saturn Service Policies and Procedures Manual. The Retailer will not impose any charge for such service on owners or users except where a deductible or pro rata charge applies.

            B.    Parts, Accessories and Body Repairs

                  1)    Warranty Repairs and Policy Adjustments

                              The Retailer  agrees to use only genuine  Saturn
or Franchisor approved parts in performing all warranty repairs and policy adjustments, including special policies.

                  2) Representations and Disclosures as to Modifications, Parts and Accessories

                              Both the Retailer and the  Franchisor  recognize
and appreciate that people who drive and own Motor Vehicles reasonably expect that vehicles sold by Retailers as well as parts and accessories sold or used by Retailers in servicing vehicles are marketed by Saturn or the Franchisor.

                              If  the   Retailer   sells  or  uses   parts  or
accessories that are not marketed by Saturn or the Franchisor in lieu of Saturn Parts and Accessories, the Retailer is required to give customers written notice on the purchase order or bill of sale that such parts or accessories are not marketed or warranted by Saturn or the Franchisor.

                              If  the  Retailer  adds  non-Saturn  aftermarket
items to customers' vehicles, the Retailer agrees not to represent that these vehicle modifications are warranted or approved by Saturn or the Franchisor.

                              Furthermore,   the   Retailer   agrees   not  to
represent that any vehicle modifications performed by the retail facility or authorized sublet shop that are not specifically authorized by Saturn are warranted or approved by Saturn or the Franchiser

                  3)    Body Repairs

                              The Retailer  must  provide body repair  service
for all Saturn vehicles. The Retailer can provide this service through its own body shop, or in cases where the Franchiser agrees, by arrangement with an independent repair establishment that is acceptable to the Franchiser.

      PART FOUR

      THE BUSINESS PLANNING PROCESS

      15.   Business Planning

            A.    Marketing Area Plan

                  The Retailer and the Franchiser have executed a Marketing Area Plan (MAP), which is an essential part of this Agreement and which may be updated annually. The MAP describes how the Retailer will develop its Marketing Area and fill its sales and service commitments.

                  1)    Initial Marketing Area Plan

                              The  Retailer  agrees to  develop  its  assigned
Marketing Area according to the MAP. Its commitments for such development include:

                        a) a detailed description of the number, location, type, size and opening date of the Saturn facilities to be provided,

                        b) a detailed implementation schedule for each facility, and

                        c) a statement of the Retailer's legal and financial structure, including capitalization, line of credit and equity ownership. The Retailer agrees to update this statement whenever necessary to ensure it is accurate.

                  2)    Annual Marketing Area Plan

                              The  Retailer  also agrees to fill the sales and
service  commitments   described  in  the  MAP  as  updated  annually.   These
operational commitments include but are not limited to:

                        a)    Customer enthusiasm

                        b)    Team member enthusiasm

                        c)    Training

                        d)    Financial performance

                        e)    Market development

                        f)    Retail image

                        g)    Partnership

            B.    Annual Plan Review

                  In order to maintain an effective working relationship, the Retailer agrees to update its MAP annually, or more often if requested by either party, and submit it to the Franchisor for joint review. Updated MAPs will include a performance evaluation and any proposed modifications to the prior year's MAP. If the Retailer and the Franchisor agree that changes to the proposed MAP are necessary, then the Retailer will make these changes and then resubmit the MAP.

                  The Retailer's performance of its obligations is essential to effectively and consistently representing Saturn Products and to building and main the reputation of Saturn, the Franchisor and other Retailers.

                  Therefore, the Retailer agrees to review with the Franchisor its performance against the prior year's MAP in its updated MAP.
The Retailer's performance will be evaluated based on a number of factors including its attainment of applicable Performance Benchmarks in areas which may include but are not limited to the following Critical Success Factors:
Customer Enthusiasm, Team Member Enthusiasm, Training, Financial Performance, Market Development, Retail Image and Partnership. The Retailer and the Franchisor will use this evaluation to identify areas in which improvements are necessary so that Retailer can take prompt action to achieve acceptable performance, and to set goals for continuous improvement. Performance Benchmarks are approved by FOT and may be modified from time to time with FOT approval. Periodic facility evaluations will also be conducted, including an evaluation of the Retailer's compliance with current requirements and standards for the retail facility under the Marketing Area Plan.

                                    PART FIVE

                        OTHER OPERATING RESPONSIBILITIES

      16.   Saturn Systems and Processes

            A major element of the Saturn Mission is to lead the industry in customer enthusiasm. Maintaining this level of enthusiasm requires consistent application by all Retailers of all designated sales, service, marketing, facilities and other systems. The Retailer agrees to purchase, implement and maintain the required systems that are identified in this Agreement, set forth in the Retail Facilities Guide, the Architects Guide, other Franchise Systems Manuals, or approved by the Franchise Operations Team. Additionally, the Retailer agrees to fully utilize Saturn processes in order to ensure that customers experience the Saturn Difference.

            A.    Systems for Which Retailer Rays

                  1)    Sales and Service Systems

                              The   Retailer   agrees  to  pay   Saturn,   the
Franchisor or approved sources for the systems necessary to develop and implement Saturn sales and service in the Retailer's Marketing Area. These systems include materials and initiatives designed to promote the consistent display, sales and service of Saturn Products.

                              Periodically,  the FOT will  determine  that new
or updated information, materials or initiatives are necessary. The Retailer agrees to accept and utilize such designated new or updated information, materials or initiatives and pay any applicable charges. Any such charges will be established by the FOT and will be based on anticipated costs.

                  2)    Computer Systems

                               Saturn's  Mission  involves the  integration of
people, technology and business systems. This integration is possible only if the Retailer has computer systems that meet customers' needs and the retail facility's internal business needs; permit direct communication between the Retailer, the Franchisor and Saturn; and give the Franchisor and Saturn ready access to the Retailer's accounts and records.

                              Accordingly,  the  Retailer  agrees to  purchase
and use all FOT-approved computer system hardware and software packages and to diligently update these hardware and software packages whenever changes are approved by the Franchise Operations Team.

                  3)    Signs

                              To promote a consistent  image among  Retailers,
the Retailer agrees to purchase, maintain and use only signs approved by the Franchisor as designated in the Retail Facilities Guide and the Critical Image Element Guide, and to make and pay for any changes in signage approved by the FOT.

                  4)    Tools and Equipment

                              The  Retailer  also  agrees to  provide  all the
service tools and equipment necessary to fulfill its service obligations, and to purchase and maintain any specified special tools and equipment to service Saturn Products.

            B     Other Systems

                  1)    Accounts and Records

                        a)    Uniform Accounting System

                                    Both the Retailer and the Franchiser  will
benefit by using Retailer operating information to develop composite operating statistics, to analyze the Retailer's business management practices, and to assess the impact of the Franchiser's policies and practices.

                                    To assure  maximum  benefit,  the Retailer
agrees to maintain a uniform accounting system and to furnish reports and records as provided in the GM Dealer's Standard Accounting Manual and the FOT approved Saturn Retailer Systems business accounting applications.

                        b)    Examination of Accounts and Records

                                    The   Franchisor   and  Saturn  will  have
access, through computer systems, to the Retailer's accounts and records.

                                    In      addition,      any      designated
representative of the Franchisor is authorized to examine, audit, reproduce and take copies of any of the accounts and records the Retailer maintains under this Agreement. The Retailer agrees to make such accounts and records readily available in an organized manner at its retail facilities during business hours. The Franchisor agrees to furnish the Retailer with a copy of any reproduced records.

                        c)    Confidentiality of Retailer Data

                                    The  Franchiser  will not  furnish  to any
nonaffiliated entity any personal or financial data submitted to it by the Retailer in a format that permits identification of the Retailer, unless it is either authorized by the Retailer, required by law, pertinent to proceedings under the Dispute Resolution Process or to court or administrative proceedings.

                  2)    Additional Systems

                              The  Retailer  is  free  to use  any  additional
systems to help manage the business, so long as they are consistent with all the required Saturn systems and with Saturn's Mission, Philosophy and Values. The Retailer agrees to discontinue use of any systems deemed inconsistent by the Franchisor.

            C     Consistent Processes

                  An integral part of the Franchiser's plan to develop industry leading customer enthusiasm is to promote Saturn Retailers as the unsurpassed leaders of convenient and consistent automotive sales and service. The Retailer agrees it will conduct its Retail Facility Operations to support this concept, including utilizing processes approved by the FOT. These processes include but are not limited to the Saturn Consultative Sales Process, the Saturn Consultative Service Process, the Saturn Financial Services Consultative Process and, if used vehicles are sold at any approved locations specified in the Retailer's MAP, the Saturn Used Car Process.

      17.   Marketing Association

                  Both the Retailer and the Franchisor acknowledge the mutual benefits of comprehensive joint Retailer advertising and merchandising to promote the sale and service of Saturn Products.

                  Accordingly, the Regional Unincorporated Marketing Association (Association) has been established through the joint effort of Retailers and the Franchisor to produce such joint merchandising and advertising. The Retailer agrees to participate in the Association. The Association is governed by the Regional Marketing Council (RMC), which is self-governing according to its bylaws. The Retailer and the Franchisor agree to support the merchandising and advertising initiatives of the RMC.

                  The Association will, from time to time, assess a minimum amount for each new Motor Vehicle purchased by Retailers to fund merchandising and advertising initiatives. The FOT will review annually the minimum assessment, and may recommend changes based on marketing conditions.

      18.   Training

                  The training of all Retailer team members is critical to the success of the Retailer and the Franchisor in conducting business based on the Saturn Mission, Philosophy, Values and designated processes.

                  The Retailer therefore agrees that all team members will participate in both the initial and ongoing programs identified in the Saturn Retail Training Catalogue of Programs and Services, and in any others approved by the FOT, within the time frames specified. The MAP will measure the completion of training required compared to FOT approved Performance Benchmarks. The Retailer agrees to pay any specified training charges.

      19.   Capitalization

                  To ensure that the Retailer is financially capable of fulfilling its commitments, the Retailer will maintain the levels of capitalization mutually agreed upon in the Marketing Area Plan. To avoid the erosion of Saturn's goodwill, which could result if the Retailer is financially unable to fulfill its commitments, the Retailer agrees to have and maintain a separate line of credit from a financial institution available for the Retailer to draw upon to finance the purchase of new vehicles. The amount of the line of credit and the identity of the financial institution will be included in the Retailer's Marketing Area Plan, which is reviewed annually.

                                    PART SIX

                              REPLACEMENT RETAILERS

      20.   Changes in Ownership

                  Both the Retailer and the Franchisor recognize it is essential to the success of all associated with Saturn that each Saturn retail facility be owned and operated by people who are committed to upholding and promoting the Saturn Mission, Philosophy, Values and way of doing business.

                  It is equally important that the Retailer Operators are highly qualified and consistently meet the same high personal standards as the original Retailer Operators.

                  Because the Franchisor has entered into this Agreement based on the personal qualifications of the Retailer Operator and the qualifications of any Investor(s), the Retailer agrees that it cannot assign its rights under this Agreement.

            A.    Succession Rights upon Death or Disability

                  1)    Successor Addendum

                              The   Retailer   can  apply   for  a   Successor
Addendum, which designates a proposed retailer operator and/or investor(s) of a successor retailer to be established if this Agreement expires because of the death or incapacity of the Retailer Operator. The Franchisor will execute the Successor Addendum if the proposed retailer operator successfully completes the Retailer Selection Process and if any proposed investors satisfy applicable Retailer Selection Criteria.

                              However,  the  proposed  retailer  operator  and
investors will not be required to meet the usual capital requirements, nor to demonstrate an ability to implement the Retailer's Marketing Area Plan until the Successor Addendum is implemented.

                              At the time of  application,  the Retailer  will
pay the Franchisor a nonrefundable fee to defray costs associated with review of the proposal.

                  2)    Rights of Remaining Investors

                              If this  Agreement  is due to expire  because of
the death or incapacity of the Retailer Operator, and the Retailer and the Franchisor have not executed a Successor Addendum, the remaining Investors may propose a successor retailer to continue the operations identified in this Agreement.

                              The  proposal  must be made  in  writing  to the
Franchisor  at  least  30 days  prior  to the  expiration  of this  Agreement, including any deferrals granted under Article 10. At the time of application, the Retailer will pay the Franchisor a nonrefundable fee to defray costs associated with review of the proposal.

                              The  proposal  will be  accepted if it meets the
requirements of Articles 2OA(3), if the proposed retailer operator successfully completes the Retailer Selection Process and if all proposed investors satisfy applicable Retailer Selection Criteria.

                              If the proposed  successor  retailer  includes a
retailer operator and/or investors who are not remaining Investors, and who will collectively acquire a majority ownership or voting control in the proposed retailer, then Franchisor's right of first refusal or option to purchase under Article 20C shall apply.

                  3)    Successor Retailer Requirements

                              The   Franchisor   will  accept  a  proposal  to
establish a successor retailer that is submitted by a proposed retailer operator under Article 20A if

                        a) the proposed successor retailer and the proposed retailer operator are ready, willing and able to comply with the requirements of a new retailer agreement and agree to adhere to and implement the Marketing Area Plan formally agreed to by the Retailer, and

                        b) all outstanding monetary obligations of the Retailer to Saturn and the Franchisor have been paid.

                  4)    Limitation on Offers

                              The Retailer  will be notified in writing of the
Franchisor's decision on a proposal under Article 2OA(3) within 60 days after the Retailer has submitted all applications and information reasonably requested by the Franchisor and the proposed retailer operator has successfully completed the Retailer Selection Process. The Franchisor's offer of a new Retailer Agreement under Article 20A will automatically expire if it is not accepted by the proposed successor retailer within 60 days after it receives the offer.

                  5)    New Successor Addendum

                              The  Retailer  may cancel an executed  Successor
Addendum at any time prior to the death or incapacity of the Retailer Operator. However, the Franchisor may cancel an executed Successor Addendum only if the proposed retailer operator or proposed investor(s) no longer meet the Retailer Selection Criteria applicable to each. The parties may execute a superseding Successor Addendum by agreement.

            B.    Other Changes in Ownership or Management

                        If the Retailer proposes a change in Retailer Operator, a change in ownership, or a transfer of its Saturn franchised business or principal assets to any person, the Franchisor will consider the Retailer's proposal subject to the following:

                  1) The Retailer agrees to give the Franchisor prior written notice of any such proposed change or transfer. The Retailer understands that if any such change is made prior to the Franchisor's approval of the proposal, termination of this Agreement will be warranted and the Franchisor will have no other obligation to consider the Retailer's proposal.

                  2) To maintain the high standard and integrity of the Retailer network, the Retailer agrees to give the Franchisor prior written notice of any proposed disposition of its principal assets or of any proposed change of ownership in which a party:

                        a) first acquires equity ownership or beneficial interest in the franchised business, or

                        b) acquires a majority ownership or voting control in the franchised business.

                  3) If the proposal involves a change of Retailer Operator, the Retailer will pay the Franchiser a fee to defray the costs of reviewing the proposal and completing the Retailer Selection Process. The Franchiser has no obligation to consider the proposal until it has received a nonrefundable payment.

                  4) The Retailer will be notified in writing of the decision on its proposal within 60 days after the Retailer has furnished all applications and information reasonably requested by the Franchiser and after the proposed retailer operator has successfully completed the Retailer Selection Process. If the Franchiser disagrees with the proposal, it will specify its reasons.

                  5) Any material change in the Retailer's proposal, including a change in price, proposed investors or proposed retailer operator, will be considered a new proposal and the time period for the Franchisor to respond shall recommence. In the event a new proposal is submitted and the proposal includes a new retailer operator or investor candidate, an additional fee may be imposed.

                  6) Prior written approval is not required where the transfer of equity ownership or beneficial interest to an individual is between Investors of the Retailer previously approved by the Franchisor where there is no change in majority ownership or voting control. The Retailer agrees to notify the Franchisor within 30 days of the date of the change and to execute a new Form C: Investor Summary to Retailer's Marketing Area Plan.

                  7) The Franchisor is not obligated to execute a new Retailer Agreement under this Article unless the Retailer makes acceptable arrangements to the Franchisor to satisfy any indebtedness to Saturn or the Franchisor.

            C.    Right of First Refusal or Option to Purchase

                  1)    Creation and Coverage

                        If a  proposal  is  submitted  by the  Retailer  under
Article 20B, then the Franchisor has a right of first refusal or option to purchase as described under this Article 20C.

                        If the Franchisor exercises its right or option, it will do so in the written decision on the Retailer's proposal. The Franchisor's right or option may be assigned to any party and the Franchisor will guarantee the full payment of the purchase price by the assignee. The Franchisor has the right to disclose the terms of the buy/sell agreement to any potential assignee.

                        If the Retailer has entered into a bona fide written buy/sell agreement for its franchised business or principal assets, the Franchisor's right under this Article 20 is a right of first refusal, enabling the Franchisor to assume the buyer's rights and obligations under such buy/sell agreement, and to cancel this Agreement and all rights granted to the Retailer.

                        In the absence of a bona fide written buy/sell agreement, the Franchisor has the option to purchase the Retail Facility Assets of the Retailer and to cancel this Agreement and all rights granted to the Retailer. Real property will be included only if the Retailer and the Franchisor agree.

                        If the Franchisor exercises its right or option, the fee described in Article 2OB(3) will be refunded if the person proposed by the Retailer as a replacement retailer operator or investor satisfies the Retailer Selection Criteria.

                        The Franchisor's rights under Article 20C will be binding and enforceable against any assignee or successor in interest of the Retailer or purchaser of the Retailer's assets.

                  2)    Purchase Price and Other Terms of Sale

                        a)    Bona Fide Agreement

                                    If the  Retailer  has entered  into a bona
fide written buy/sell agreement, the purchase price and other terms of the sale will be those set forth in such agreement and any related documents unless the Retailer and the Franchisor agree to other terms.

                                    Upon   the   Franchisor's   request,   the
Retailer will provide all other documents relating to the proposed transfer, including, but not limited to, those reflecting any other agreements or understandings between the parties to the buy/sell agreement. If the Retailer does not provide such documentation or state in writing that such documents do not exist, the agreement will be presumed not to be bona fide.

                        b)    Absence of Bona Fide Agreement

                                    In  the  absence  of a bona  fide  written
buy/sell agreement, the purchase price of the Retail Facility Assets, excluding new and undamaged Parts and Accessories, will be determined by good faith negotiations between the parties.

                                    If  agreement   cannot  be  reached,   the
purchase price will be determined through the Dispute Resolution Process. Repurchase prices for new and undamaged Parts and Accessories will be the prices last indicated in the parts price listing established by the Franchisor.

                                    The  Franchisor  will  not be  responsible
for the repurchase of non-Saturn Parts or accessories in the Retailer's inventory, or for Saturn Parts and Accessories that are not resaleable as new, as specified in the Saturn Service Policies and Procedures Manual.

                  3)    Consummation

                              The Retailer  agrees to transfer the property by
Warranty Deed conveying marketable title free and clear. The Warranty Deed will be in proper form for recording and the Retailer will deliver complete possession of the property when the Deed is delivered. The Retailer will also furnish the Franchisor with copies of any easements, licenses or other documents affecting the property, and will assign to the Franchisor any permits or licenses necessary to conduct the franchised business.

                  4)    Transfers Involving Family Members

                              When the proposed  change of ownership  involves
a transfer by a Retailer Investor to a member or members of his or her immediate family, the Franchisor's right of first refusal will not apply. An "immediate family member" shall be the spouse, child, grandchild, spouse of a child or grandchild, brother, sister, or parent of the Retailer Investor. All other requirements of Article 20B shall apply.

                                   PART SEVEN

                     TERMINATION AND TERMINATION ASSISTANCE

      21.   Termination

            A.    Termination of Agreement

                  1)    By Retailer

                              The Retailer  may  terminate  this  Agreement by
giving written notice to the Franchisor. The Termination will be effective 30 days after the Franchisor receives the notice, unless otherwise mutually agreed upon in writing.

                  2)    By Agreement

                              This  agreement may be terminated at any time by
written agreement between the Retailer and the Franchisor. Termination assistance will be applicable only as specified in the written termination agreement.

                  3)    Failure to Be Licensed

                              If the  Retailer  or  the  Franchisor  fails  to
secure or maintain any license that is required to perform their obligations under this Agreement, or if such license is suspended or revoked, then either party may immediately terminate this Agreement by giving the other party written notice.

                  4) Misrepresentation, Failure to Conduct Operations, or Disqualification or Change of Retailer Operator or Investor

                              If any of the following  occurs,  the Franchisor
will notify the Retailer and provide 30 days for the Retailer to respond. Thereafter, the Franchisor may notify the Retailer that the Agreement will be terminated not less than 30 days after receipt of notice.

                        a) If the Retailer submits any false information to Saturn or to the Franchisor,

                        b) The Retailer fails to conduct customary Saturn Retail Facility Operations for seven consecutive business days,

                        c) The Retailer Operator or Investor(s) fail to continue to meet the Retailer Selection Criteria applicable to each,

                        d) The Retailer Operator is changed or withdraws without prior written approval of the Franchisor, or

                        e) if, without the prior written notice to and approval of the Franchiser, a person:

                              i.    first  acquires  an  equity  ownership  or
beneficial interest in the Retailer, or

                              ii.   acquires  majority   ownership  or  voting
control.

                              If  the  Retailer  chooses  to use  the  Dispute
Resolution Process, the Agreement will continue pending a final resolution of the dispute.

                  5)    Failure of Performance

                              If the  Retailer  fails  to  perform  any  other
obligations specified in this Agreement, including those listed as part of the Marketing Area Plan, the Franchiser will review the failure with the Retailer.

                              If the  Franchisor  determines  that  corrective
action is not forthcoming, then the Franchisor will notify the Retailer in writing and designate a period of time during which the Retailer is expected to remedy the failure.

                              If the  failure  is  not  remedied  within  that
period, the Franchiser may invoke the Dispute Resolution Process immediately or at any time, or terminate this Agreement by giving the Retailer three months' advance written notice.

                  6)    Conviction of a Felony

                        a) The Franchiser may terminate this Agreement by giving written notice to the Retailer if it learns that the Retailer, or a predecessor of the Retailer owned or controlled by the same person, or the Retailer Operator is convicted in a court of original jurisdiction of any felony. Termination will be effective on the date specified in the notice.

                        b) If a Retailer Investor is convicted in a court of original jurisdiction of any felony, the Retailer Investor must divest its ownership interest in the Retailer within 60 days after the Franchiser notifies the Retailer or the Retailer becomes aware of the conviction, whichever occurs first. If the Retailer Investor fails to divest its interest in the Retailer within that period, the Franchisor may terminate this Agreement Termination will be effective on the date specified in the notice.

                  7)    Reliance on Any Applicable Termination Provision

                              The    terminating    party   may   select   the
termination provision under which it elects to terminate without reference in its notice of termination to any other provision that may also be applicable. Subsequently, the terminating party may also assert other grounds for termination.

                  8)    Option to Purchase

                              If this  Retailer  Agreement is set to expire or
to terminate for any reason, the Franchisor has the option to purchase the Retail Facility Assets, and to cancel this Agreement and all rights granted to the Retailer. Real property will be included only if the Retailer and the Franchisor agree. The purchase price of the Retail Facility Assets and other terms will be determined under Article 2OC(2)b. The Franchiser must advise the Retailer of its intent to exercise this option within 60 days after it notifies the Retailer that an event has occurred that would cause expiration or warrant termination.

            B.    Transaction after Termination

                  1)    Orders

                              If,   when   this   Agreement   expires   or  is
terminated, the Retailer and the Franchisor do not enter into a new Retailer Agreement, the Retailer's designated supply of Products will automatically be canceled except as provided in this Article.

                              The  termination or expiration of this Agreement
will not release the Retailer or the Franchisor from the obligation to pay any amounts owing to the other when such amounts become due.

                  2)     Deliveries

                              If this Agreement is  voluntarily  terminated by
the Retailer or if it expires because of the death or incapacity of a Retailer Operator, the Franchisor will make its best efforts consistent with distribution procedures to furnish the Retailer with Motor Vehicles to fill the Retailer's bona fide retail orders on hand on the effective date of termination or expiration. Franchiser's obligation under this Article 21B(2) shall not exceed the total number of Motor Vehicles invoiced to the Retailer for retail sale during the average of any three-month period during the year preceding the effective date of termination.

                  3)    Effect of Transactions after Termination

                              Neither the sale of  Products  to the  Retailer,
nor any other act by Saturn, the Retailer or the Franchisor after the termination or expiration of this Agreement, will waive the termination or expiration.

      22.   Termination Assistance

            If this Agreement expires or is terminated and the Franchiser does not offer either the Retailer or a replacement retailer with substantially the same ownership (more than 50%, including total family ownership) a new Retailer Agreement, then the Franchisor will provide assistance as specified in the Termination Assistance Manual. The Franchisor's obligations under this Article 22 are subject to the Retailer fulfilling its responsibilities relating to termination assistance, which are described in the Termination Assistance Manual.

      PART EIGHT

      GENERAL PROVISIONS

      23.   Acknowledgment of Franchise Law Compliance

            A.    Retailer's Investigation

                        The Retailer acknowledges that it has conducted an independent investigation of the business venture contemplated by this Agreement, and recognizes that it involves business risks and that its success will be largely dependent upon the ability of the Retailer.

                        The Franchisor expressly disclaims the making of, and the Retailer acknowledges that it has not received, a warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

            B.    Disclosure

                        The Retailer also acknowledges having received a copy of this Agreement (together with attachments and related documents) at least five business days prior to the date on which this Agreement was executed.

                        The Retailer further acknowledges having received the disclosure document, which is required by the Trade Regulation Rule of the Federal Trade Commission entitled the "Franchise Offering Circular," which contains a copy of this Agreement, at least 10 business days prior to the date on which this Agreement was executed.

            C.    Review

                        The Retailer acknowledges that it has read and understands this Agreement (and its attachments and related agreements) and that the Franchiser has afforded the Retailer ample time and opportunity to consult with advisors of the Retailer's own choosing, about the potential benefits and risks of its entering into this Agreement.

      24.   General Provisions

            A.    No Agent or Legal Representative Status

                  This Agreement does not make either party or Saturn the agent or legal representative of the others for any purpose, nor does it grant either party or Saturn authority to assume or create any obligation on behalf of or in the name of the others. No fiduciary obligations are created by this Agreement.

            B.    Retailer's Responsibility for Its Operations

                  Except as provided in this Agreement, the Retailer is solely responsible for all expenditures, liabilities and obligations incurred or assumed by the Retailer to establish and conduct its operations.

            C.    Taxes

                  The Retailer is responsible for all local, state, federal, or other applicable taxes and tax returns related to its franchised business and agrees to hold the Franchisor and Saturn harmless from any related claims or demands made by any taxing authority.

            D.    Indemnification by Saturn

                  Saturn has agreed with the Franchisor that Saturn will assume the defense of the Retailer and indemnify the Retailer against any judgment for monetary or rescission of contract in any lawsuit that names the Retailer as a defendant when the lawsuit concerns:

                  1) Breach of the Saturn warranty related to a product or bodily injury or property damage that is claimed to be caused solely by a defect in the design, manufacture or assembly of a Product by Saturn. Saturn may withhold indemnification where a defect should have been detected during the predelivery inspection of the Product;

                  2) Failure of a Product to conform to the description set forth in advertisements or product brochures distributed by Saturn, because of changes in either standard equipment or material component parts, unless the Retailer received notice of the changes prior to retail delivery of the affected Product by Retailer;

                  3) Any substantial damage to a Product purchased by Retailer from Saturn that has been repaired by Saturn unless the Retailer accepted the Product with knowledge of the repair. Saturn has no obligation under its agreement with Franchisor if the product involved has been altered. Any indemnification provided by Saturn will be net of any offset recovered by the Retailer. Procedures for requesting indemnification, administrative details and limitations are contained in the Saturn Service Policies and Procedures Manual.

            E.    Trademarks and Services Marks
                  Saturn, the Franchisor or affiliated companies are the exclusive owners of the various trademarks, service marks, names and designs (Marks) used in connection with any Products.

                  The Retailer is granted the nonexclusive right to display Marks in the form and manner approved by the Franchisor in the conduct of its franchised business. Marks may be used as part of the Retailer's name with the written approval of the Franchiser. The Retailer agrees to change or discontinue the use of any Marks upon the Franchisor's request.

                  The Retailer agrees that no company owned by or affiliated with the Retailer or any of its Investors may use any Mark to identify a business without the Franchisor's written permission.

                  Upon termination of this Agreement, the Retailer agrees to immediately discontinue, at its expense, all use of Marks. Thereafter, the Retailer will not use, either directly or indirectly, any Marks or any other confusingly similar marks in a manner that the Franchisor determines is likely to cause confusion or mistake or to deceive the public.

                  The Retailer will reimburse the Franchisor for all legal fees and other expenses incurred in connection with any action that is taken to require the Retailer to comply with this Article 24E.

            F.    Notices

                  Any notice that is required to be given by either party to the other in connection with this Agreement will be in writing and delivered personally or by mail. Notices to the Retailer will be directed to either the Retailer or its representatives at the Retailer's principal place of business. Notices by the Retailer will be directed to:

                        Retail Network Planning
                        Saturn Distribution Corporation
                        100 Saturn Parkway, P.O. Box 1500
                        Spring Hill, TN 37174-1500

      Mailed notices will be deemed received on the date deposited in U.S. or express mail.

            G.    No Implied Waiver

                  The delay or failure of the Retailer or the Franchisor to require performance by the other party or the waiver by Retailer or Franchisor of a breach of any provision of this Agreement will not affect the right subsequently to require such performance.

            H.    Assignment of Rights or Delegation of Duties

                  The Franchisor may assign this Agreement and any rights, or delegate any obligations to any affiliated or successor company. The Franchisor will provide the Retailer with written notice of such assignment or delegation. Such an assignment or delegation will not relieve the Franchisor of liability for the performance of its obligations.

            I.    Accounts Payable

                  All monies or accounts due to the Retailer will be considered net of the Retailer's indebtedness to the Franchisor and Saturn. The Franchisor and Saturn may deduct any amounts due, or to become due from the Retailer to the Franchisor or Saturn, or any amounts held by the Franchisor or Saturn, from any sums or accounts due, or to become due, from Saturn or the Franchisor to the Retailer.

            J.    Sole Agreement of Parties

                  Except as provided in this Agreement, the Franchisor has made no promises to the Retailer, the Retailer Operator or the Retailer Investor(s). There are no other agreements or understandings, either oral or written, between the parties affecting this Agreement or relating to any of the subject matter covered by this Agreement.

                  Except  as  otherwise  provided  in  this  Agreement,   this
Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered herein.

                  No agreement between the Retailer and the Franchisor that relates to matters covered herein, and no change in, addition to (except the filling in of blank lines) or erasure of any printed portion of this Agreement, will be binding unless it is approved in a written agreement executed under Article 25.

            K.    Severability

                  If any provision of this Agreement is determined to be unenforceable under a valid and applicable law in effect as of the effective date of this Agreement, then the Agreement will be modified to the minimum extent necessary to comply with such law.

            L.    Review and Modification of Agreement Terms

                  To demonstrate its commitment to the Saturn Philosophy, Mission, Values and way of doing business, the Franchisor has entered into indefinite term Agreement.

                  However, neither the Retailer nor the Franchisor want to prevent the modification of their contractual relationship as necessary to respond to changes in marketing conditions. Therefore, the Franchise Operations Team will review this Agreement every five years or at such other time as the FOT decides is appropriate.

                  In the event the FOT recommends a superseding form of Retailer Agreement, the Retailer and the Franchisor agree to terminate this Agreement and execute the new Agreement. Unless otherwise agreed in writing, the rights and obligations of the Retailer that may otherwise become applicable upon termination or expiration of this Agreement will not be applicable.

            25.   Execution on Behalf of Retailer and Franchisor

                  This Agreement and related agreements are valid only if signed:

                  A. On behalf of the Retailer by a duly authorized representative and, in the case of this Agreement, by the Chief Executive Officer, Retailer Operator and Retailer Investor(s); and

                  B. On behalf of the Franchisor by either its President or a Vice President, Sales.

SATURN OF SOUTHWEST OREGON, INC.        SATURN DISTRIBUTION CORPORATION
Retailer Name

By:  /s/Sidney B. DeBoer       6-16-97  By:  /s/Joe Kennedy              6-5-97
     ---------------------------------       ----------------------------------
     Retailer Operator            Date       President                     Date

By:  /s/Sidney B. DeBoer       6-16-97  By:  /s/Donald E. Young          6-9-97
     ---------------------------------       ----------------------------------
     Retailer Investor            Date       Vice President, Sales         Date

LITHIA MOTORS, INC.
Sidney B. DeBoer, President

By:  /s/Sidney B DeBoer        6-16-97
     ---------------------------------
     Retailer Investor            Date

LITHIA HOLDING, LLC
Sidney B. DeBoer, Managing Member

By:  /s/Sidney B DeBoer        6-16-97
     ---------------------------------
     Retailer Investor            Date

LITHIA HOLDING, LLC
Manfred L. Heimann, Member

By:  /s/Manfred L. Heimann
     ---------------------------------
     Retailer Operator            Date

LITHIA HOLDING, LLC
R. Bradford Gray, Member

By:  /s/R. Bradford Gray
     ---------------------------------
     Retailer Operator            Date

                                Glossary of Terms

            Critical Success Factors: Areas of performance that are critical to the Retailer's success and success and that are evaluated in the MAP.

            Financial Services Process: The four-step process that allows customers to make informed financial decisions by providing an educational, customer focused consultation by the financial services manager. The steps are introduction, interview, selective presentation, and summary and disclosure. By adhering to this process, customers receive a quality experience that creates customer enthusiasm.

            Franchise Systems Manuals: Manuals that contain the policies, procedures, systems and guidelines for the conduct of Saturn Retail Facility Operations under the Retailer Agreement.

            Marketing Area: The geographic area assigned to the Retailer and identified in a Notice of Retailer's Marketing Area.

            Marketing Area Plan (MAP): An essential part of the Retailer Agreement that describes how the Retailer will develop its designated area and fulfill all the corresponding sales and service commitments.

            Marks: The various trademarks, service marks, names and designs used by Saturn, the Franchisor and its affiliated companies in connection with Products.

            Motor Vehicles: All current Saturn branded model types or series of new motor vehicles specified in any Motor Vehicle Addendum and all past motor vehicles marketed through Retailers.

            Nonaffiliated  Entity:  An entity that is not incorporated into or
associated   with   either  the  Saturn   Distribution   Corporation,   Saturn
Corporation, General Motors or any of its subsidiaries.

            Parts and Accessories: New or remanufactured automotive parts and accessories that are marketed or approved by Saturn or the Franchisor and listed in the current Retailer Parts and Accessories Price Schedules and supplements.

            Performance Benchmarks: Minimum acceptable level of performance for a Critical Success Factor, which may be modified from time to time by the FOT, that will be evaluated in the MAP process.

            Products: Motor Vehicles, Parts and Accessories, and Saturn Service Plan Products.

            Retail  Environment   Design  Package:   A  comprehensive   design
package to provides a design guide and access to a portfolio of Saturn retail facility design control drawings (interior and exterior).

            Retail Facility Assets: The principal assets of the Retailer used in the franchised business, other than real property.

            Retail Facility Premises: The approved site(s) and facility(ies) provided by the Retailer for Saturn Retail Facility Operations.

            Retailer:   The  corporation,   partnership,   limited   liability
company or proprietorship that signs the Retailer Agreement.

            Retailer Agreement. The Retailer Agreement that is executed including the Marketing Area Plan, the Retailer Standards Manual, the Saturn Service Policies and Procedures Manual, other related Addenda and the Terms of the Sale Bulletins.

            Retailer Operator. The principal manager of the Retailer upon whose personal service the Franchisor relies in entering into the Retailer Agreement.

            Retailer   Investor.   A  person  having  equity  ownership  or  a
beneficial interest in the Retailer upon whose qualifications the Franchisor relies in entering into the Retailer Agreement.

            Retailer Selection Criteria: The qualifications and standards that prospective Retailer Operators and certain Retailer Investors must satisfy in order to be approved by the Franchisor.

            Retailer Selection Process: The process that an applicant must successfully complete before becoming a Saturn Retailer Operator. This process includes the application, the questionnaires, the assessment at the applicant's place of business, an orientation and interview, and the development and agreement on a Marketing Area Plan.

            Retailer Standards Manual: The manual that contains Saturn Brand Critical Standards and Fundamental Principles.

            Sales Consultative Process. The seven-step process that delivers a sales experience focused on the wants and needs of the customer. It includes reception, interview, selective presentation, and demonstration, purchase consultation, delivery and follow-up. By adhering to this process, customers receive a quality experience that creates customer enthusiasm.

            Saturn Brand Critical Standards. Retailer Standards that pertain to matters deemed by the FOT to be particularly vital to the strength of the Franchisor and other Retailers. These Brand Critical Standards must be executed consistently across the retail network.

            Saturn Retail  Facility  Operations:  All operations  contemplated by the Retailer Agreement. These include the sales and service of Products, the sale or promotion of products marketed or distributed by Saturn Corporation, and any other activities undertaken by the Retailer related to Products, including rental and leasing operations, used vehicle sales

(including   non-Saturns)  using  the  Saturn  Used  Car  Process,  body  shop operations, and finance and insurance operations, whether conducted or indirectly by the Retailer. "Saturn Retail Facility Operations" does not include the sale of used vehicles (Saturn or non-Saturn) when the Saturn Used Car Process is not used.

            Saturn Service Policies and Procedures Manual: The manual, as may be modified from time to time by the Franchiser, that details certain policies and procedures for Retailer service under the Retailer Agreement.

            Saturn Used Car Process: Procedures designed to bring the "Saturn Difference" to the retail used car business through a consistent approach as defined in the Administrative Guidelines for the Saturn Used Car Process, which may be modified from time to time, with approval of FOT as appropriate.

            Service Consultative Process: The seven-step process that provides service teams with a guide to exceed the customer's expectations during a service visit. The process includes service reservation, customer reception, interview, CSO development, customer and shop communication, active service delivery, and customer follow-up. By involving the customer in the service process and focusing on their wants and needs, service teams are better able to customer enthusiasm that leads to customer retention, referrals and repeat vehicle sales.

                                    EXHIBIT B

                         PROCEDURE FOR DETERMINATION OF
                                FAIR MARKET VALUE

      For purposes of the Agreement to which this is an attachment, the term "Fair Market Value" shall mean the fair market value of the businesses, properties and assets of the Saturn Retailer. Fair Market Value shall be calculated: (a) as the value of a Saturn automobile sales and service facility that is not part of any other system or entity and not necessarily the value of the Retailer, (b) based on comparable sales of automobile sales and service facilities similar to the Saturn retail facility in the market area in which Saturn retail facility is located, and (c) based on facility in "AS IS, WHERE IS" condition. Fair Market Value shall be determined in following manner:

            1. The parties shall attempt, in good faith to agree on Fair Market Value of the Saturn Retailer. If the parties fail, refuse, or are unable for any reason to agree on Fair Market Value within thirty (30) days following notice by SDC of an event giving rise to a determination of Fair Market Value, Saturn of Southwest Oregon, Inc. ("Retailer"), shall within ten
(10) days thereafter select both a nationally recognized investment banker and an appraiser and notify SDC in writing of the names, addresses and qualifications. Within ten (10) days following its receipt of such notice, SDC shall also select a nationally recognized investment banker and an appraiser and notify Retailer of their names, addresses and qualifications. The investment bankers and appraisers selected by Retailer and SDC are sometimes referred to herein as the "Advisers."

            2.    The  Advisers  shall  advise   Retailer  and  SDC  of  their
respective determinations of Fair Market Value within 30 days of SDC's selection of its investment banker and appraiser. If the greatest of the four determinations of Fair Market Value is less than or equal to one hundred five percent (105%) of the average of the four determinations of Fair Market Value, the Fair Market Value shall equal the average of such determinations of Fair Market Value, and that determination shall be binding and conclusive upon all parties. If the greatest of the four determinations is greater than 105% of the average of the four determinations, the two investment bankers shall select a third nationally recognized investment banker and the two appraisers shall select a third appraiser to each make an additional determination of Fair Market Value. If the average of the third set of appraisals is higher than the highest of the original appraisals, then the highest original appraisal will be used. If the average of the third set of appraisals is lower than the lowest of the original appraisals, then the lowest original appraisal will be used. If the average of the third set of appraisals falls between the highest and lowest of the original appraisals, then the average of the third set of appraisals will be used and shall be binding and conclusive upon all parties.

            3. If the investment bankers selected by SDC and Retailer respectively are unable to agree upon the designation of a third investment banker within ten (10) days after the expiration of the thirty (30) day period referred to above, or if such third investment banker has not advised the investment bankers selected by Retailer and SDC of his/her determination of Fair Market Value within thirty (30) days after his/her selection, either party may request the United States District Court for the District in which the premises are located to appoint a nationally recognized investment banker. If the appraisers selected by SDC and Retailer respectively are unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the thirty (30) day period referred to above, or if the third appraiser has not advised the appraisers selected by SDC and Retailer of his/her determination of Fair Market Value within thirty (30) days after his/her selection, either party may request the United States District Court for the District in which the Premises are located to appoint an appraiser. The determination of Fair Market Value made by the third investment banker and by the third appraiser appointed pursuant hereto shall be made within thirty (30) days after such appointment. If the average of the third set of appraisals is higher than the highest of the original appraisals, then the highest original appraisal will be used. If the average of the third set of appraisals is lower than the lowest of the original appraisal, then the lowest original appraisal will be used. If the average of the third set of appraisals falls between the highest and lowest of the original appraisals, then the average of the third set of appraisals will be used and shall be binding and conclusive upon all parties.

            4. All appraisers selected or appointed as provided above shall (i) be independent qualified MAI appraisers active in the market in which the premises are located, with experience in appraising automobile sales and service facilities, (ii) use the definition of fair market value set forth above, and (iii) be registered in the state in which the Premises are located ("State") if the State provides for or required such registrations. The costs and expenses of any investment banker and appraiser selected by a party shall be borne solely by such party, and the costs and expenses of a third investment banker and appraiser shall be shared equally between Retailer and SDC.

      If SDC elects to purchase the Saturn retail facility premises, then within thirty (30) days following initiation of the Fair Market Value process, Retailer shall supply SDC with commitment for title insurance and a title report showing good and marketable title in Retailer. At closing, Retailer shall cause a policy of title insurance to be issued to SDC insuring good marketable title.

      The parties shall close the purchase and sale of the Saturn retail facility, within thirty (30) days after the determination of the Fair Market Value. The parties shall prepare, execute and deliver all appropriate and customary documents and make such closing adjustments as may be normal for transactions of this type in the State.